Exhibit 23.2

Holditch-Reservoir Technologies Consulting Services

1310 Commerce Drive
Park Ridge 1
Pittsburgh, PA 15275-1011
Tel: 412-787-5403
Fax: 412-787-2906

September 14, 2001

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         Holditch-Reservoir Technologies Consulting Services hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Quicksilver Resources Inc. (the "Company") for the fiscal year ended December 31, 2000, and the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2001. We hereby further consent to the use of information contained in our reports, as of January 1, 2001 setting forth the estimates of revenues from the Company's oil and gas reserves. We further consent to the incorporation by reference of the Form 10-K and the Forms 10-Q into the Company's Registration Statement on Form S-3 filed September 13, 2001.

                                   Sincerely,

                                   /s/ Joseph H. Frantz, Jr.

                                   Joseph H. Frantz, Jr., P.E.
                                   Operations Manager Eastern U.S.